NAIDIGH WURMAN BIRNBAUM & MADAY, LLP

80 Cuttermill Road, Suite 410

Great Neck, New York 11021

Telephone (516) 498-2900

Facsimile (516) 466-3555

Richard S. Naidich	Mark Birnbaum
Kenneth H. Wurman	Bernard S. Feldman
Ronald C. Maday (Ret.)	Robert P. Johnson
________	Of Counsel
Judah A. Eisner

January 30, 2013

Via Federal Express

ATTUNE RTD

3700 East Tachevah Drive - B117

Palm Springs, CA 92262

Attn: THOMAS BIANCO, Chief Financial Officer

Re:	Asher Enterprises . Inc. with ATTUNE RTD

Dear Mr. Bianco:

As you know, Asher Enterprises, Inc. (the “Investor”) advanced funds to ATTUNE RTD a Nevada corporation (the “Company”) and the Company entered into, among other things three Convertible Promissory Notes (i) dated September 28, 2011 in the principal amount of $42,500.00 (which principal amount has since been reduced to $34,500.00, by Asher exercising its conversion rights); (ii) dated December 7, 2011 in the principal amount of $42,500.00 and (iii) dated December 3, 2012 in the principal amount of $3,000.00, each bearing a per annum interest rate of 8% (the “Notes”). The Note provide in pertinent part that the Company shall be in default if it fails to pay principal or interest when due on this Note. The Notes by its terms had a maturity date of July 3, 2012 September 12, 2012 and September 5, 2013 and the Company failed to pay the remaining principal balance together with accrued and unpaid interest upon the maturity date.

Based upon the: foregoing, the Company is now in default under the Note. Demand is hereby made for the immediate payment as provided in the Notes of $120,000.00 (representing 150% of the remaining; outstanding principal balance) together with Default Interest as provided for in the Notes (the “Default Amount”). Your failure to comply with the demands of this letter will result in the investor exercising all rights under the Notes. Additionally, should the Default Amount not be paid within 5 business days from the date of this letter, in addition to all the other rights and remedies available to it, the Investor shall in its sole discretion convert the Default Amount into equity as provided for in the Notes

Very truly yours,

Bernard S. Feldman, Of Counsel